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                                                                    EXHIBIT 23.8


                              ACCOUNTANTS' CONSENT

The Board of Directors

CapStar Hotel Company:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                          Pannell Kerr Forster PC


New York, New York


October 24, 1997